                                                                    EXHIBIT 4.10

                             AMENDMENT NO. 5 TO THE
                                CREDIT AGREEMENT

                                                      Dated as of June 30, 2003

   AMENDMENT NO. 5 TO THE CREDIT AGREEMENT among DRESSER, INC., a Delaware corporation (the "U.S. Borrower"), and D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "Euro Borrower", and, collectively with the U.S. Borrower, the "Borrowers"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware ("DEG Acquisitions"), DRESSER HOLDINGS, INC., a Delaware corporation ("Dresser Holdings"), the Subsidiary Guarantors party to the Credit Agreement referred to below (the "Subsidiary Guarantors"), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the "Lenders"), WELLS FARGO BANK TEXAS, N.A., as the swing line bank, MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the "Administrative Agent") for the Lenders and CREDIT SUISSE FIRST BOSTON, as syndication agent (the "Syndication Agent", and together with the Collateral Agent and the Administrative Agent, the "Agents").

   PRELIMINARY STATEMENTS:

   (1) The Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders and the Agents have entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002, Amendment No. 2 thereto dated as of June 17, 2002, Amendment No. 3 thereto dated as of December 11, 2002 and Amendment No. 4 and Waiver thereto dated as of March 31, 2003 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Dresser Holdings has entered into an Assignment and Assumption Agreement dated as of July 3, 2002 with DEG Acquisitions whereby Dresser Holdings assumed the duties and liabilities of DEG Acquisitions under the Credit Agreement and the Security Agreement. Capitalized terms not otherwise defined in this Amendment No. 5 have the same meanings as specified in the Credit Agreement.

   (2) The Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement as provided herein.

   (3) The Lenders party hereto, constituting not less than the Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrowers as hereinafter set forth.

   NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Amendment No. 5, the parties agree as follows:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

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                                        2

   SECTION 1. The Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 2, the definition of "EBITDA" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          ""EBITDA" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the sum (without duplication) of (a) Net Income, (b) to the extent Net Income has been reduced thereby, (i) all income taxes and foreign withholding taxes paid or accrued for such period, (ii) Interest Expense, (iii) Non-cash Charges less any non-cash items increasing Net Income for such period (other than normal accruals in the ordinary course of business), (iv) any cash charges resulting from the Transactions and the related financings that, in each case, are incurred prior to the six month anniversary of the Initial Extension of Credit, and (v) any non-capitalized transactions costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions, all as determined in accordance with GAAP for such period, and (c) an allowance for losses (including lost earnings and incremental costs) incurred by the U.S. Borrower during the second and third fiscal quarters of the Fiscal Year ended December 31, 2003 attributable to a labor dispute at the Waukesha plant commencing on or about May 1, 2003, as reasonably determined in good faith by the U.S. Borrower, in an aggregate amount for all such losses under this clause (c) not to exceed $13,000,000, provided that, for purposes of the last fiscal quarter of Fiscal Year 2000 and the first fiscal quarter of Fiscal Year 2001, Consolidated EBITDA of the U.S. Borrower and its Subsidiaries shall mean, respectively U.S.$58,300,000 and U.S.$54,900,000, provided, further that, for purposes of each of the second, third and fourth fiscal quarters of the Fiscal Year ended in 2002, Consolidated EBITDA of the U.S. Borrower and its Subsidiaries shall mean, respectively, U.S.$47,700,000, U.S.$46,900,000 and
       U.S.$29,400,000."

   SECTION 2. Conditions of Effectiveness. This Amendment No. 5 shall become effective as of the first date (the "Amendment No. 5 Effective Date") on which each of the following conditions precedents shall have been satisfied:

      (a) The Administrative Agent shall have received counterparts of this Amendment No. 5 executed by the Borrowers, DEG Acquisitions, Dresser Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 5.

      (b) All of the accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel for the Administrative Agent) shall have been paid in full.

      (c) The Administrative Agent shall have received the consent attached hereto duly executed by each Guarantor and each Grantor.

                             Amendment No. 5 to the
                            Dresser Credit Agreement

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                                        3

      (d) The U.S. Borrower shall have paid to the Administrative Agent, for the benefit of the applicable Lenders, a fee equal to 0.05% of the aggregate Commitments of each Lender that has executed and delivered this Amendment No. 5 on or before July 11, 2003.

   This Amendment No. 5 is subject to the provisions of Section 9.01 of the Credit Agreement.

   SECTION 3. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

      (a) On the date hereof, after giving effect to this Amendment No. 5, (i) no event has occurred and is continuing, or would result from the effectiveness of this Amendment No. 5, that constitutes a Default and (ii) all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects.

      (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrowers of this Amendment No. 5 and by the Guarantors and the Grantors of the consent attached hereto or other transactions contemplated hereby.

      (c) This Amendment No. 5 has been duly executed and delivered by the Borrowers. The consent attached hereto has been duly executed and delivered by each of the Guarantors and the Grantors. This Amendment No. 5 and each of the other Loan Documents, as amended hereby, to which each Borrower, each Guarantor and each Grantor is a party are legal, valid and binding obligations of such Borrower, such Guarantor and such Grantor, as applicable, enforceable against such Borrower, such Guarantor and such Grantor, as applicable, in accordance with their respective terms.

   SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment No. 5, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 5.

   (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 5, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment No. 5.

   (c) The execution, delivery and effectiveness of this Amendment No. 5 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of

                             Amendment No. 5 to the
                            Dresser Credit Agreement

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                                        4

any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

   SECTION 5. Execution in Counterparts. This Amendment No. 5 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 5 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 5.

   SECTION 6. Governing Law. This Amendment No. 5 shall be governed by, and construed in accordance with, the laws of the State of New York.

                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

                             Amendment No. 5 to the
                            Dresser Credit Agreement

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             DRESSER, INC., as U.S. Borrower

                                             By ____________________________
                                                Name:
                                                Title:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

                                             D.I. LUXEMBOURG S.A.R.L., as Euro
                                             Borrower

                                             By ____________________________
                                                Name:
                                                Title:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

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                                      DEG ACQUISITIONS, LLC

                                      By: FIRST RESERVE FUND VIII, L.P.,
                                          a Delaware limited partnership, its
                                            Manager
                                          By: FIRST RESERVE GP VIII, L.P.,
                                              a Delaware limited partnership,
                                              its general partner

                                              By: FIRST RESERVE CORPORATION,
                                                  a Delaware corporation, its
                                                  general partner

                                              By: ___________________________
                                                  Name:
                                                  Title:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

                                             DRESSER HOLDINGS, INC.

                                             By ____________________________
                                                Name:
                                                Title:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

                                             MORGAN STANLEY SENIOR FUNDING,
                                             INC., as Administrative Agent

                                             By ____________________________
                                                Name:
                                                Title:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

                                             MORGAN STANLEY & CO. INCORPORATED,
                                             as Collateral Agent

                                             By ____________________________
                                                Name:
                                                Title:

                             Amendment No. 5 to the
                            Dresser Credit Agreement

                                          CREDIT SUISSE FIRST BOSTON
                                          as Syndication Agent

                                          By. __________________________________
                                              Name:
                                              Title:


                                          By. __________________________________
                                              Name:
                                              Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION, as Co-Documentation Agent


                                          By. __________________________________
                                              Name:
                                              Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                        REVOLVING CREDIT LENDERS, TRANCHE A EURO
                        TERM LENDERS AND TRANCHE A U.S. TERM LENDERS

                                  ______________________________________________
                                  [Print Name of Financial Institution]

                                  By ___________________________________________
                                     Name:
                                     Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                             TRANCHE B TERM LENDERS

                                   _____________________________________________
                                   [Print Name of Financial Institution]

                                   By __________________________________________
                                      Name:
                                      Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                 ISSUING BANKS

                                          WELLS FARGO BANK TEXAS, N.A.

                                          By ___________________________________
                                             Name:
                                             Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                          CREDIT SUISSE FIRST BOSTON

                                          By ___________________________________
                                             Name:
                                             Title:

                                          By ___________________________________
                                             Name:
                                             Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                 SWING LINE BANK

                                          WELLS FARGO BANK TEXAS, N.A.

                                          By ___________________________________
                                             Name:
                                             Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                    CONSENT

                                                       Dated as of June 30, 2003

     Each of the undersigned as a Loan Party under the Credit Agreement referred to in the foregoing Amendment No. 5 and as Grantor under the Security Agreement dated as of April 10, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") in favor of the Collateral Agent, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment No. 5, hereby consents to such Amendment No. 5 and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment No. 5, each Loan Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment No. 5, each reference in each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment No. 5, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

                                 DEG ACQUISITIONS, LLC

                                 By: FIRST RESERVE FUND VIII, L.P.,
                                     a Delaware limited partnership, its Manager
                                     By: FIRST RESERVE GP VIII, L.P.,
                                         a Delaware limited partnership,
                                         its general partner
                                         By: FIRST RESERVE CORPORATION,
                                             a Delaware corporation, its general
                                             partner

                                         By: ___________________________________
                                             Name:
                                             Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                          DRESSER HOLDINGS, INC.

                                          By ___________________________________
                                             Name:
                                             Title:

                                          DRESSER INTERNATIONAL, INC.

                                          By ___________________________________
                                             Name:
                                             Title:

                                          DRESSER RE, INC.

                                          By ___________________________________
                                             Name:
                                             Title:

                                          DRESSER RUSSIA, INC.

                                          By ___________________________________
                                             Name:
                                             Title:

                                          LVF HOLDING CORPORATION

                                          By ___________________________________
                                             Name:
                                             Title:

                                          MODERN ACQUISITION, INC.

                                          By ___________________________________
                                             Name:
                                             Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement

                                          DRESSER ENTECH, INC.

                                          By ___________________________________
                                             Name:
                                             Title:

                                          RING-O VALVE, INCORPORATED

                                          By ___________________________________
                                             Name:
                                             Title:

                            Amendment No. 5 to the
                           Dresser Credit Agreement